Market Potential Pap Referral


$80,000,000
$70,000,000
$60,000,000
$50,000,000
$40,000,000
$30,000,000
$20,000,000
$10,000,000
$-
Devices
Disposables
YEAR 1
YEAR 2
YEAR 3
YEAR 4
YEAR 5

10% market penetration
U.S. 40%
R.O.W 60%

Guided Therapeutics